EXHIBIT M

                          OTHER INFORMATION REGARDING
                     CHANCELLOR LGT ASSET MANAGEMENT, INC.

     The principal executive officer and the directors of Chancellor LGT Asset Management, Inc. and their principal occupations are as shown below. The business address of each such person, unless otherwise indicated, is 1166 Avenue of the Americas, New York, New York 10036.

NAME AND POSITION
WITH PORTFOLIO MANAGER             PRINCIPAL OCCUPATION
----------------------             --------------------

Robert G. Wade, Jr.                Chairman of the Board, Chancellor Capital
Chairman of the Board and          Management, Inc. ("Chancellor Capital").
Director

Warren Shaw                        Chief Executive Officer and Chief
Chief Executive Officer,           Investment Officer, Chancellor Capital.
Chief Investment Officer
and Director

Penny Zuckerwise                   President, Chief Operating Officer and
President, Chief Operating         Director, Chancellor Capital.
Officer and Director

Richard Collins                    Managing Director, Chancellor Capital.
  Managing Director

John Ivers                         Managing Director, Chancellor Capital.
  Managing Director and
  Director

Margaret Riley                     Managing Director, Chancellor Capital.
  Managing Director and
  Director

Edward Smith                       Managing Director, Chancellor Capital.
  Managing Director and
  Director

Karen Southard                     Managing Director, Chancellor Capital.
  Managing Director and
  Director

Ted Ujazdowski                     Managing Director, Chancellor Capital.
  Managing Director

Charles Wetzel                     Managing Director, Chancellor Capital.
  Managing Director and
  Director

John Sweeney                       Chief Investment Officer, USF&G
  Director                         Corporation.
  100 Light Street
  Baltimore, MD  21202

NAME AND POSITION
WITH PORTFOLIO MANAGER             PRINCIPAL OCCUPATION
----------------------             --------------------

Dan Hale                           Executive Vice President, USF&G
Director                           Corporation.
  100 Light Street
  Baltimore, MD  21202

     Chancellor LGT Asset Management, Inc. does not act as investment adviser to any other investment companies with investment objectives and policies similar to those of the Capital Appreciation Series.